Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (“AGREEMENT”) is made to be effective as of the 31st day of December, 2003, by and between MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY (“LENDER”); and ENVIRONMENTAL ELEMENTS CORPORATION, a Delaware corporation (“BORROWER”). Hereafter, the LENDER and the BORROWER are collectively referred to as the “PARTIES.”

RECITALS

The LENDER currently extends a revolving loan credit facility to the BORROWER. The BORROWER is in default of its covenants and obligations with the LENDER pertaining to such credit facility. As a result thereof, the LENDER has the immediate and unconditional right to cease providing any further advances of proceeds of the credit facility to the BORROWER and to commence the exercise of its rights and remedies against the BORROWER and the assets of the BORROWER.

The BORROWER has requested that the LENDER agree to forbear for a limited period of time from the exercise by the LENDER of its rights and remedies against the BORROWER or its assets, and that the LENDER agree to provide further advances of proceeds of the credit facility during such limited period of time. The LENDER is willing, in accordance with the stated terms of this AGREEMENT, to grant the BORROWER a limited period of forbearance and to continue to provide certain advances of proceeds of the credit facility during such period.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the PARTIES hereby agree as follows:

ARTICLE 1.

DEFINITIONS

As used in this AGREEMENT, the terms set forth in this Article 1 have the meanings set forth below, unless the specific context of this AGREEMENT clearly requires a different meaning. Terms defined in this Article 1 or elsewhere in this AGREEMENT are in all capital letters throughout this AGREEMENT. The singular use of any defined term includes the plural and the plural use includes the singular.

Section 1.1. Account, Chattel Paper, Deposit Account, Document, General Intangibles, Instrument, Inventory, Investment Property, Letter-Of-Credit Right, Payment Intangible, Promissory Notes, And Software. The terms “ACCOUNT,” “CHATTEL PAPER,” “DEPOSIT ACCOUNT,” “DOCUMENT,” “GENERAL INTANGIBLES,” “INSTRUMENT,” “INVENTORY,” “INVESTMENT PROPERTY,” “LETTER-OF-CREDIT RIGHT,” “PAYMENT INTANGIBLE,” “PROMISSORY NOTES,” and “SOFTWARE” shall have the same respective meanings as are given to those terms in the Uniform Commercial Code, as adopted and in effect in the State of Maryland.

Section 1.2. Assignment. The term “ASSIGNMENT” has the meaning provided to such term in Section 4.1 of this AGREEMENT.

Section 1.3. Assignment Price. The term “ASSIGNMENT PRICE” means the sum of Five Million Dollars ($5,000,000.00), as adjusted in accordance with Section 4.5 of this AGREEMENT.

Section 1.4. Borrowing Base Limitations. The term “BORROWING BASE LIMITATIONS” means the current restrictions imposed upon the BORROWER’S ability to borrow proceeds of the LOAN which are based upon certain borrowing base requirements set forth in the LOAN DOCUMENTS, as most recently stated in paragraph 2.B of the Seventh Amendment to Revolving Credit and Letter of Credit Agreement dated March 28, 2002.

Section 1.5. Cash Flow. The term “CASH FLOW” means the net income of the BORROWER as determined in accordance with G.A.A.P. plus any charges to income for amortization or depreciation.

Section 1.6. Collateral. The term “COLLATERAL” means the assets of the BORROWER pledged to the LENDER to secure the repayment and performance of the OBLIGATIONS including, without limitation, all of the collateral pledged by the BORROWER in accordance with the terms and conditions of the SECURITY AGREEMENTS and all of the BORROWER’S ACCOUNTS, CHATTEL PAPER, DEPOSIT ACCOUNTS, DOCUMENTS, GENERAL INTANGIBLES, INSTRUMENTS, INVENTORY, INVESTMENT PROPERTY, LETTER-OF-CREDIT RIGHTS, PAYMENT INTANGIBLES, PROMISSORY NOTES, and SOFTWARE, and the proceeds and products thereof.

Section 1.7. Combined Credit Amount. The term “COMBINED CREDIT AMOUNT” means the sum of: (a) the unpaid principal balance of the LOAN; and (b) the face amount of all issued and outstanding LETTERS OF CREDIT (and any unsatisfied reimbursement obligations arising therefrom).

Section 1.8. Conditions Precedent. The term “CONDITIONS PRECEDENT” has the meaning set forth in Section 4.4 of this AGREEMENT.

Section 1.9. Credit. The term “CREDIT” means the credit in the amount of the ASSIGNMENT PRICE to be granted by the LENDER to the BORROWER and applied to reduce the unpaid balance of the LOAN in accordance with the provisions of Section 4.2 of this AGREEMENT.

Section 1.10. Dollar Amount. The term “DOLLAR AMOUNT” means Seven Million Dollars ($7,000,000.00).

Section 1.11. Environmental Laws. The term “ENVIRONMENTAL LAWS” means individually or collectively any local, state or federal LAW, statute, rule, regulation, order, ordinance, common law, permit or license term or condition, or state superlien or environmental clean-up or disclosure statutes pertaining to the environment or to environmental contamination, regulation, management, control, treatment, storage, disposal, containment, removal, clean-up, reporting, or disclosure, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended (including, but not limited to, the Superfund Amendments and Reauthorization Act); the Resource Conservation and Recovery Act, as now or hereafter amended (including, but not limited to, the Hazardous and Solid Waste Amendments of 1984); the Toxic Substances Control Act, as now or hereafter amended; the Clean Water Act, as now or hereafter amended; the Safe Drinking Water Act, as now or hereafter amended; or the Clean Air Act, as now or hereafter amended.

Section 1.12. Existing Defaults. The term “EXISTING DEFAULTS” means collectively all “Events of Default,” as such term is defined in the LOAN AGREEMENT which have occurred and are presently continuing including, without limitation, the violation of the BORROWER of the following provisions of the LOAN AGREEMENT: (a) the present violation of the BORROWING BASE LIMITATIONS; (b) Section 6.04 (Current Ratio); (c) Section 6.05 (Tangible Net Worth); and (d) Section 6.06 (Liquidity).

Section 1.13. First Assignment. The term “FIRST ASSIGNMENT” means the Assignment of Lease dated June, 1989 by and between Koppers Company, Inc. and New Enelco Corporation (predecessor-by-merger to the BORROWER).

Section 1.14. G.A.A.P. The term “G.A.A.P.” means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

Section 1.15. Impositions. The term “IMPOSITIONS” shall have the same meaning provided to such term in Article II of the LEASE.

Section 1.16. Insolvency Proceedings. The term “INSOLVENCY PROCEEDINGS” means, with respect to any referenced PERSON, any case or proceeding commenced by or against such PERSON, under any provision of the United States Bankruptcy Code, as amended, or under any other federal or state bankruptcy or insolvency law, or any assignments for the benefit of creditors, formal or informal moratoriums, receiverships, compositions or extensions with some or all creditors with respect to any indebtedness of such PERSON.

Section 1.17. Laws. The term “LAWS” means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

Section 1.18. Lease. The term “LEASE” means collectively the Articles of Lease dated as of April 15, 1975 by and between the LESSOR and Koppers Company, Inc. and the Lease Supplement dated January 15, 1976, as evidenced by a “Certificate Of Conveyance By The Balkop Properties Corp. Of Real Property by Articles of Lease To Koppers Company, Inc.” recorded among the Land Records of Baltimore City, Maryland in Book RHB 3251, Page 731 on July 16, 1975.

Section 1.19. Lease Assignee. The term “LEASE ASSIGNEE” means MPA York, Inc., a Maryland corporation.

Section 1.20. Lease Defaults. The term “LEASE DEFAULTS” means the “Events of Default,” as such term is defined in Article XXI of the LEASE.

Section 1.21. Leased Property. The term “LEASED PROPERTY” has the meaning provided to such term in the LEASE and includes the “Land” and “Leased Improvements” (as such terms are defined in Article I of the Lease).

Section 1.22. Lessee. The term “LESSEE” means the “Lessee”, as such term is defined in the LEASE.

Section 1.23. Lessor. The term “LESSOR” means the “Lessor”, as such term is defined in the LEASE. As of the date of this AGREEMENT, Balkop Associates (Limited Partnership) and/or Balkop Properties Corp. is the LESSOR.

Section 1.24. Letters of Credit. The term “LETTERS OF CREDIT” means all letters of credit issued by the LENDER for the account of the BORROWER in accordance with the terms of the LOAN AGREEMENT and this AGREEMENT.

Section 1.25. Loan. The term “LOAN” means the revolving line of credit and letter of credit facility currently provided by the LENDER to the BORROWER in accordance with the terms and conditions of the LOAN DOCUMENTS, as modified by the terms of this AGREEMENT.

Section 1.26. Loan Agreement. The term “LOAN AGREEMENT” means the Revolving Credit and Letter of Credit Agreement dated November 24, 1993, as amended by: (a) a letter agreement dated May 26, 1994 from Nicholas C. Richardson to Thomas B. McCord; (b) a Second Amendment to Revolving Credit and Letter of Credit Agreement dated October 25, 1995; (c) a Third Amendment to Revolving Credit and Letter of Credit Agreement dated June 12, 1998; (d) a Fourth Amendment to Revolving Credit and Letter of Credit Agreement dated August 31, 1999; (e) a Fifth Amendment to Revolving Credit and Letter of Credit Agreement dated as of May 18, 2000; (f) a letter agreement dated November 17, 2000 from Philip G. Enstice to John L. Sams; (g) a Sixth Amendment to Revolving Credit and Letter of Credit Agreement dated June 19, 2001; and (h) a Seventh Amendment to Revolving Credit and Letter of Credit Agreement dated as of March 28, 2002.

Section 1.27. Loan Documents. The term “LOAN DOCUMENTS” means the LOAN AGREEMENT, the NOTE, the SECURITY AGREEMENTS and all other documents and writings which evidence, document or secure any of the OBLIGATIONS, including without limitation the LOAN and any LETTERS OF CREDIT.

Section 1.28. Material Agreements. The term “MATERIAL AGREEMENTS” has the meaning provided to such term in Section 4.1 of this AGREEMENT.

Section 1.29. Note. The term “NOTE” means the Line of Credit Promissory Note dated November 24, 1993 from the BORROWER as the maker thereof which is payable to the order of the LENDER, as modified by a First Amendment to Line of Credit Promissory Note dated October 25, 1995, letter agreements between the LENDER and the BORROWER, a Second Amendment to Line of Credit Promissory Note dated June 12, 1998, a Third Amendment to Line of Credit Promissory Note dated August 31, 1999, a Fourth Amendment to Line of Credit Promissory Note dated as of May 18, 2000, and a Fifth Amendment to Line of Credit Promissory Note dated March 28, 2002.

Section 1.30. Obligations. The term “OBLIGATIONS” means all obligations of payment and performance, both now existing and as arising in the future, owed by the BORROWER with respect to or arising from the LOAN, the LETTERS OF CREDIT, the LOAN DOCUMENTS, this AGREEMENT and the transactions contemplated hereunder including, without limitation, the absolute and unconditional duties and obligations of the BORROWER to repay in full on or before the TERMINATION DATE the unpaid principal balance of the LOAN, all accrued interest, fees, reimbursements, and all other sums due and payable to the LENDER, or to be credited to the account of the LENDER, in accordance with the terms and conditions of the LOAN DOCUMENTS and this AGREEMENT, and all indemnification rights of the LENDER hereunder and all rights or claims of the LENDER arising out of any breaches of warranties or any misrepresentations by the BORROWER.

Section 1.31. Person. The term “PERSON” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, joint venture, court, government or political subdivision or agency thereof, or other legal entity.

Section 1.32. Recordation And Transfer Costs. The term “RECORDATION AND TRANSFER COSTS” means collectively all documentary stamp taxes, recordation costs, transfer taxes, and the like required to duly and validly record the FIRST ASSIGNMENT and/or the SECOND ASSIGNMENT among the public records.

Section 1.33. Regulated Substances. The term “REGULATED SUBSTANCES” means any substance which, pursuant to any ENVIRONMENTAL LAW, is identified as a hazardous substance (or other term having similar import) or is otherwise subject to special requirements in connection with the use, storage, transportation, disposition or other handling thereof.

Section 1.34. Release. The term “RELEASE” means a “release” as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended.

Section 1.35. Second Assignment. The term “SECOND ASSIGNMENT” means the Assignment And Assumption Of Lease to be executed and delivered by the BORROWER to the LEASE ASSIGNEE, pursuant to which the BORROWER shall assign to the LEASE ASSIGNEE all of the BORROWER’S right, title and interest in and to the LEASE and in its leasehold interest thereunder and all other rights and privileges of the BORROWER to the use, occupancy, and enjoyment of the LEASED PROPERTY.

Section 1.36. Second Closing Date. The term “SECOND CLOSING DATE” has the meaning provided to such term in Article II of the LEASE.

Section 1.37. Security Agreements. The term “SECURITY AGREEMENTS” means: (a) the Security Agreement dated October 25, 1995 between the BORROWER and the LENDER, as amended by (i) a First Amendment to Security Agreement dated June 12, 1998, and (ii) a Second Amendment to Security Agreement dated August 31, 1999; (b) a Patent Security Agreement; and (c) a Trademark Security Agreement dated as of May 18, 2000 from the BORROWER to the LENDER.

Section 1.38. Subleases. The term “SUBLEASES” means each of the leases or subleases from the BORROWER as the lessor or sublessor thereunder for any portion of the LEASED PROPERTY.

Section 1.39. Termination Date. The term “TERMINATION DATE” means that date which is the earlier of: (a) March 31, 2005; or (b) that date upon which any TERMINATION EVENT first occurs.

Section 1.40. Termination Event. The term “TERMINATION EVENT” means: (a) the failure of the BORROWER to pay any of the OBLIGATIONS when and as due; (b) the failure by the BORROWER to perform any of the covenants or agreements of the BORROWER provided in this AGREEMENT or any other violation by the BORROWER of the requirements of this AGREEMENT; (c) the failure of any representation or warranty made by the BORROWER in this AGREEMENT to be true, accurate and complete in any respect as of the date made and to continue to remain true, accurate and complete; (d) the BORROWER shall suffer a final judgment for the payment of money aggregating in excess of One Hundred Thousand Dollars ($100,000.00) and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed; (e) the recordation or filing of any federal or state tax liens against the BORROWER or the COLLATERAL; (f) the obtaining of possession by a judgment creditor of the BORROWER of any of the COLLATERAL by any means, including but not limited to levy, distraint, replevin or self-help, and the BORROWER fails to remedy same within thirty (30) days thereof; or a writ of garnishment is served on the LENDER relating to any of the accounts of the BORROWER; (g) the institution of involuntary INSOLVENCY PROCEEDINGS against the BORROWER and the failure of any such INSOLVENCY PROCEEDINGS to be dismissed before the earliest to occur of (i) the date which is ninety (90) days after the institution of such INSOLVENCY PROCEEDINGS, (ii) the entry of any order for relief in the INSOLVENCY PROCEEDING or any order adjudicating the BORROWER insolvent, or (iii) the impairment (as to validity, priority or otherwise) of any security interest or lien of the LENDER in any of the COLLATERAL; (h) the commencement by the BORROWER of INSOLVENCY PROCEEDINGS; (i) the sale, transfer, lease or other disposition by the BORROWER of all or any part of the COLLATERAL, except in the ordinary course of business of the BORROWER; (j) the grant by the BORROWER of any mortgage, pledge or security interest upon any of the COLLATERAL except for the benefit of the LENDER; (k) the issuance or payment of any dividends by the BORROWER; (l) the assertion of any challenge, defense, set-off rights, or counterclaim by the BORROWER against the duties of the

BORROWER to pay and perform the OBLIGATIONS, or the denial by the BORROWER of the validity, perfection, or first priority lien status of the liens of the LENDER in, to or against the COLLATERAL; (m) the institution of any legal proceedings by the BORROWER or by any PERSON claiming through the BORROWER against the LENDER which seeks to avoid, set aside, challenge, negate, or otherwise adversely impact any rights of the LENDER or the LEASE ASSIGNEE to (i) receive the payment and performance of the OBLIGATIONS in full when and as due, or (ii) receive any benefit, assignment, grant or other benefit provided for in this AGREEMENT including, but not limited to, the ASSIGNMENT, or (iii) any liens securing the OBLIGATIONS; (n) the occurrence of any of the events described in Section 4.6 of this AGREEMENT; (o) for the period commencing January 1, 2004, the BORROWER suffering a net loss (as determined in accordance with G.A.A.P.) in excess of Four Hundred Thousand Dollars ($400,000.00) in aggregate amount for two (2) consecutive fiscal quarters of the BORROWER; (p) for the period commencing January 1, 2004, the BORROWER suffering a net loss (as determined in accordance with G.A.A.P.) measured on a year-to-date basis in aggregate amount in excess of Four Hundred Thousand Dollars ($400,000.00); (q) for the period commencing January 1, 2004, the BORROWER suffering negative CASH FLOW in any two (2) consecutive fiscal quarters of the BORROWER in aggregate amount in excess of Four Hundred Thousand Dollars ($400,000.00); or (r) for the period commencing January 1, 2004, the BORROWER suffering negative CASH FLOW measured on a year-to-date basis in an aggregate amount greater than Four Hundred Thousand Dollars ($400,000.00).

ARTICLE 2.

ACKNOWLEDGMENT OF OBLIGATIONS;

LENDER’S AGREEMENT TO FORBEAR

Section 2.1. Recitals. The PARTIES acknowledge that the Recitals set forth above are true and accurate. Each of the Recitals is incorporated into this AGREEMENT by reference and made a part hereof.

Section 2.2. Acknowledgment Of Obligations And Existing Events Of Default. The BORROWER acknowledges that: (a) each of the LOAN DOCUMENTS is the valid and binding obligation of the BORROWER, and is fully enforceable in accordance with all stated terms; (b) the duties of the BORROWER to pay and perform the OBLIGATIONS in accordance with the terms of the LOAN DOCUMENTS are not subject to any set-offs, defenses or counterclaims; (c) the EXISTING DEFAULTS are continuing and have not been cured by the BORROWER; and (d) in the absence of the agreement of the LENDER to forbear set forth in this AGREEMENT, the LENDER would have immediate and unconditional right to exercise all of the LENDER’S rights and remedies available under the LOAN DOCUMENTS or applicable laws against the BORROWER and the COLLATERAL. THE BORROWER HEREBY UNCONDITIONALLY REAFFIRMS AND RATIFIES ALL THE LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS OWED BY THE BORROWER TO THE LENDER AS SUCH OBLIGATIONS ARE MODIFIED BY THE TERMS OF THIS AGREEMENT.

Section 2.3. Acknowledgment Of Amounts of Obligations. The BORROWER acknowledges and agrees that as of December 31, 2003 (and without giving effect to the CREDIT) the sum of Ten Million Six Hundred Forty-Two Thousand Five Hundred Seven Dollars And Thirty-Six Cents ($10,642,507.36) is due and owing by the BORROWER to the LENDER in accordance with the terms LOAN DOCUMENTS, consisting of the following:

Principal Balance of Loan:	$10,370,000.00
Interest (accrued thru 12/31/2003)	272,507.36

TOTAL	$10,642,507.36

The BORROWER further acknowledges that as of December 31, 2003, there are issued and outstanding LETTERS OF CREDIT for the account of the BORROWER which in aggregate face amounts total Two Hundred Ninety-Five Thousand Dollars ($295,000.00), and with respect to which the BORROWER owes indemnification and reimbursement obligations to the LENDER in accordance with the terms of the LOAN DOCUMENTS. In addition, interest and attorneys’ fees, as provided for in the LOAN DOCUMENTS continue to accrue in accordance with the terms of the LOAN DOCUMENTS.

Section 2.4. Agreement of Lender to Forebear. Subject to and in consideration of the full and absolute performance of the agreements and covenants of the BORROWER set forth in this AGREEMENT and in reliance upon each of the representations and warranties made by the BORROWER in this AGREEMENT, the LENDER agrees to forebear from exercising the enforcement and collection rights of the LENDER otherwise available to the LENDER as a result of the EXISTING DEFAULTS until the TERMINATION DATE. The BORROWER acknowledges and agrees that on the TERMINATION DATE, the LENDER may exercise all rights and remedies available to the LENDER to collect the unpaid balance of the LOAN and to otherwise enforce the full and absolute payment of all of the OBLIGATIONS, without any further demands or notices.

Section 2.5. Preservation Of Existing Defaults. The PARTIES acknowledge and agree that the LENDER is not waiving or excusing the EXISTING DEFAULTS and the rights and remedies of the LENDER arising as a result thereof, and that such EXISTING DEFAULTS and the resulting rights and remedies to which the LENDER is entitled, are by the agreement of the PARTIES specifically preserved.

ARTICLE 3.

TERMS GOVERNING FUTURE ADVANCES OF LOAN PROCEEDS

Section 3.1. Continued Borrowings. The LENDER agrees that until the TERMINATION DATE and in the absence of the occurrence of any TERMINATION EVENTS, the LENDER will continue to advance proceeds of the LOAN to the BORROWER by depositing into the BORROWER’S account with the LENDER such proceeds of the LOAN as the BORROWER may request provided that: (a) the COMBINED CREDIT AMOUNT, after giving effect to such request, shall not exceed the DOLLAR AMOUNT; (b) the maximum unpaid principal balance of the LOAN may not exceed Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000.00); and (c) to the extent that the aggregate face amounts of issued and outstanding LETTERS OF CREDIT (and unsatisfied reimbursement obligations relating to or arising from any LETTERS OF CREDIT) exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), such excess amount shall reduce the maximum principal amount of the LOAN which is otherwise permissible to be outstanding in accordance with Section 3.1.(b) above. In the event that the COMBINED CREDIT AMOUNT ever exceeds the DOLLAR AMOUNT, the BORROWER shall immediately reduce the principal balance of the LOAN by such sums as may be necessary so that the COMBINED CREDIT AMOUNT will not be in excess of the DOLLAR AMOUNT.

Section 3.2. Letters of Credit. The LENDER agrees that until the TERMINATION DATE and in the absence of the occurrence of any TERMINATION EVENTS, the LENDER will continue to issue LETTERS OF CREDIT for the account of the BORROWER, provided that: (a) the maximum aggregate face amounts of issued and outstanding LETTERS OF CREDIT shall not exceed Five Hundred Thousand Dollars ($500,000.00); (b) no LETTER OF CREDIT shall be issued with an expiry date later than March 1, 2005; and (c) the COMBINED CREDIT AMOUNT, after giving effect to the issuance of any requested LETTER OF CREDIT, shall not exceed the DOLLAR AMOUNT.

Section 3.3. Interest. Interest shall continue to accrue upon the unpaid balance of the LOAN in accordance with the terms of the LOAN DOCUMENTS. The LENDER agrees that the BORROWER’S obligations to pay the unpaid interest upon the LOAN which has accrued prior to January 1, 2004 may be deferred until the TERMINATION DATE, at which time such unpaid accrued interest shall be paid in full.

Section 3.4. Maturity. The BORROWER covenants and agrees that all OBLIGATIONS including, without limitation, the repayment of the unpaid balance of the LOAN and any unpaid obligations of reimbursement or indemnification arising from any LETTERS OF CREDIT, shall be performed, paid and satisfied in full on or before the TERMINATION DATE. The BORROWER further agrees to deposit as collateral security to the LENDER on the TERMINATION DATE, cash in an amount equal to the aggregate face amounts of any issued and outstanding LETTERS OF CREDIT with expiry dates later than the TERMINATION DATE, which cash shall secure the BORROWER’S reimbursement and indemnification obligations to the LENDER relating to such outstanding LETTERS OF CREDIT.

Section 3.5. Occurrence Of Termination Event. In addition to all other available rights and remedies, the LENDER shall have the absolute right, upon the occurrence of a TERMINATION EVENT and without notice or demand, to immediately terminate any right of the BORROWER to any further advances of proceeds of the LOAN or to the issuance of any additional LETTERS OF CREDIT.

Section 3.6. Amendment Of Loan Agreement. The PARTIES hereby agree to amend by reference the LOAN AGREEMENT by deleting the BORROWING BASE LIMITATIONS, Sections 6.04 (Current Ratio), Section 6.05 (Current Tangible Net Worth), Section 6.06 (Liquidity), and all cure periods pertaining to defaults or “Events of Default.”

Section 3.7. No Other Modifications Of Loan Documents. The PARTIES acknowledge that except as specifically stated in this AGREEMENT, the LOAN DOCUMENTS have not been amended, modified or changed in any respect, and remain enforceable against the parties in accordance with all stated terms.

Section 3.8. Security. The BORROWER hereby ratifies and affirms all security interests, liens, and pledges granted by the BORROWER to or for the benefit of the LENDER in the SECURITY AGREEMENTS and in the other LOAN DOCUMENTS. Without limitation thereof and in order to secure the continued repayment and performance of all of the OBLIGATIONS, the BORROWER hereby grants and conveys to the LENDER a continuing security interest in and to all of the COLLATERAL, both now existing and as subsequently acquired.

Section 3.9. Reporting Requirements. The BORROWER agrees to provide the LENDER with all information and reports required by the terms of the LOAN DOCUMENTS together with such other reports and information as the LENDER requests from time to time.

ARTICLE 4.

ASSIGNMENT OF BORROWER’S LEASEHOLD RIGHTS

Section 4.1. Assignment. The BORROWER shall assign (“ASSIGNMENT”) to the LEASE ASSIGNEE good and marketable title to all right, title and interest of the BORROWER in and to: (a) the LEASE and all rights of the BORROWER as the LESSEE; including, without limitation, all of the BORROWER’S rights of occupancy and of renewal; (b) the SUBLEASES and all security deposits or prepayments of rents relating thereto or arising therefrom; (c) all plans, specifications, and engineering drawings of the LEASED PROPERTY; (d) all permits and licenses including, without limitation, all occupancy permits necessary for the occupancy and operation of the LEASED PROPERTY as a commercial office building and related facility; and (e) all material agreements (“MATERIAL AGREEMENTS”) relating to the leasing, ownership, operation, or maintenance of the LEASED PROPERTY including, without limitation, all warranty agreements, management agreements, maintenance agreements, and the like.

Section 4.2. Consideration For Assignment. Upon the satisfaction of each of the CONDITIONS PRECEDENT, and in consideration for the ASSIGNMENT, the LENDER shall grant a credit (“CREDIT”) to the then unpaid principal balance of the LOAN in the amount of the ASSIGNMENT PRICE, which CREDIT shall, subject to the provisions of Section 4.6, have the effect of acting as a permanent repayment and reduction of the then outstanding principal balance of the LOAN by the amount of the ASSIGNMENT PRICE.

Section 4.3. Representations and Warranties Concerning Lease. In order to induce the LENDER to agree to the making of the CREDIT, the BORROWER makes the following representations and warranties to the LENDER and to the LEASE ASSIGNEE, all of which representations and warranties shall survive the execution and delivery of this AGREEMENT and of the SECOND ASSIGNMENT, and the consummation of the ASSIGNMENT and the grant of the CREDIT:

Section 4.3.1. Title; Lease; First Assignment. The BORROWER holds absolute and good and marketable title of all of the leasehold rights and other rights, interest and privileges of the LESSEE under the LEASE by virtue of the FIRST ASSIGNMENT. A true and accurate copy of the LEASE is attached hereto as Exhibit 4.3.1(a), a true and accurate copy of the FIRST ASSIGNMENT is attached hereto as Exhibit 4.3.1(b), and a true and accurate copy of the Lease Supplement dated January 15, 1976 is attached hereto as Exhibit 4.3.1(c), and no modifications or amendments have been made thereto. The FIRST ASSIGNMENT has duly satisfied all requirements of paragraph 28 of the LEASE with respect to the assignment of the LEASE and of all of the rights and obligations of the LESSEE thereunder, from the original LESSEE to the BORROWER. An original counterpart of the FIRST ASSIGNMENT was delivered to the LESSOR promptly and in full compliance with the requirements of paragraph 28.(b)(ii) of the LEASE. The LESSOR acknowledged receipt of the FIRST ASSIGNMENT, and has not objected to or contested the FIRST ASSIGNMENT (or the effectiveness thereof) or the occupancy of the LEASED PROPERTY by the BORROWER or the status of the BORROWER as the LESSEE.

Section 4.3.2. Absence of Lease Defaults. There are no existing and continuing LEASE DEFAULTS, and the BORROWER knows of no events, occurrences or conditions which with notice, the passage of time, or both, would constitute a LEASE DEFAULT.

Section 4.3.3. Payment of Rents and Impositions. The BORROWER has made all payments of rent including, without limitation, all “Basic Rent” and “Additional Rent” required by the terms of the LEASE, when and as due. The BORROWER has paid all IMPOSITIONS, as required by the provisions of Article XIII of the LEASE. The most recent payment of rent by the BORROWER was made by the BORROWER on July 15, 2003 in the amount of Seventy-Eight Thousand Seven Hundred Fifty Dollars ($78,750.00) constituting “Basic Rent” (as such term is defined in the LEASE) for the period commencing on July 15, 2003 and ending on January 15, 2004. The next payment of rent is due in accordance with the terms of the LEASE in the amount of Seventy-Eight Thousand Seven Hundred Fifty Dollars ($78,750.00) on or before January 15, 2004.

Section 4.3.4. Second Closing Date. The SECOND CLOSING DATE was January 15, 1976.

Section 4.3.5. Extended Terms. The BORROWER duly elected to exercise its right to extend the LEASE for the first extension term of five (5) years described in paragraph 24 of the LEASE, which extension term began on January 15, 2002 and will end on January 15, 2007. A true and accurate copy of the BORROWER’S election to renew the LEASE for the first five (5) years of the “Extended Term” (as such term is defined in the LEASE) is attached hereto as Exhibit 4.3.5. Each semi-annual installment of “Basic Rent” currently payable in accordance with Paragraph 24 of the LEASE is Seventy-Eight Thousand Seven Hundred Fifty Dollars ($78,750.00). Six (6) successive renewal terms of five (5) years each are available to the LESSEE in accordance with the terms of paragraph 24 of the LEASE, and will after the execution and delivery by the BORROWER of the SECOND ASSIGNMENT be available to the LEASE ASSIGNEE and its successors in interest.

Section 4.3.6. Legal And Insurance Requirements. The BORROWER is in full and absolute compliance with all “Legal Requirements” and “Insurance Requirements” as such terms are defined in the LEASE.

Section 4.3.7. Permits, Zoning and Land Use Requirements. The BORROWER holds all permits and licenses necessary for the operation and use of the LEASED PROPERTY in accordance with its current operations and use as a commercial office building. The present use of the LEASED PROPERTY is authorized by and is in accordance with all applicable zoning and land use requirements and restrictions. The LEASED PROPERTY is in compliance with all applicable subdivision requirements.

Section 4.3.8. Subleases. Attached hereto as Exhibit 4.3.8.(a) is a true and complete list of all SUBLEASES. True and accurate copies of all SUBLEASES and all credits thereto have been delivered by the BORROWER to the LENDER. The current expiration dates, renewal options, current rental rates, and annual increases for each SUBLEASE, and all deposits and prepayments of rent received by the BORROWER in connection with the SUBLEASES, are accurately set forth on such Exhibit. Attached hereto as Exhibit 4.3.8.(b) is a true and accurate rent roll for the LEASED PROPERTY. Except as set forth on Exhibit 4.3.8.(a), the BORROWER has not received any deposits or prepaid rents in connection with any of the SUBLEASES. No subtenant under any of the SUBLEASES has asserted any claims or defenses to the payment of rent under any SUBLEASE, and the LESSOR has not objected to any of the SUBLEASES.

Section 4.3.9. Condition. Subject to ordinary wear and tear, the LEASED PREMISES are in good working order and operational repair including, without limitation, the mechanical and HVAC systems, water systems, the roof, and structural components.

Section 4.3.10. Environmental Conditions.

(a) The LEASED PREMISES are not subject to any private or governmental litigation, or to the knowledge of the BORROWER, threatened litigation, lien or judicial or administrative notice, order or action relating to REGULATED SUBSTANCES or any environmental problems, impairments or liabilities.

(b) There has been no RELEASE into, on or from the LEASED PREMISES and no REGULATED SUBSTANCES are located on or have been treated, stored, processed, disposed of, handled or transported to or from, the LEASED PREMISES in violation of any ENVIRONMENTAL LAWS.

(c) The BORROWER has not received notice of any circumstances which would be likely to result in any obligation under any ENVIRONMENTAL LAW to investigate or remediate any REGULATED SUBSTANCES in, on or under the LEASED PREMISES.

(d) The BORROWER is not aware of any environmentally hazardous conditions existing at the LEASED PREMISES including, without limitation, asbestos, mold contamination, bacterial contamination of the air or water, lead or any other heavy metals in the water, or any other conditions which make the LEASED PREMISES dangerous, health threatening, or hazardous for occupancy and use as a commercial office building.

Section 4.4. Conditions Precedent to Application of Credit. Each of the conditions (“CONDITIONS PRECEDENT”) set forth below shall be satisfied in full prior to any obligation of the LENDER to apply the ASSIGNMENT PRICE as the CREDIT to the unpaid principal balance of the LOAN. All of the CONDITIONS PRECEDENT shall be satisfied by the BORROWER on or before January 15, 2004.

Section 4.4.1. Second Assignment. The BORROWER shall execute and deliver to the LEASE ASSIGNEE the SECOND ASSIGNMENT in form and substance as Exhibit 4.4.1 attached hereto. The SECOND ASSIGNMENT shall be recorded in the public records and the PARTIES shall each pay one-half (1/2) of the RECORDATION AND TRANSFER COSTS arising as a result of such recordation.

Section 4.4.2. Assignment of Material Agreements, Subleases and Permits. The BORROWER shall duly assign, transfer, and deliver all MATERIAL AGREEMENTS, permits, licenses, existing surveys, engineering reports and the like, and shall deliver to the LEASE ASSIGNEE the original SUBLEASES and all deposits and prepayments of SUBLEASES held by the BORROWER.

Section 4.4.3. Sublease from Borrower. The BORROWER shall enter into a sublease agreement with the LEASE ASSIGNEE for a term commencing on the date of the SECOND ASSIGNMENT and ending on March 31, 2005 for approximately ten thousand (10,000) square feet of the portion of the LEASED PREMISES currently occupied by the BORROWER at the per square foot rental rate of Five Dollars ($5.00) in accordance with the terms of a sublease agreement which is comparable in terms to the terms generally found in the existing SUBLEASES. The BORROWER shall vacate all other portions of the LEASED PREMISES, other than the portion thereof to be subleased by the BORROWER.

Section 4.5. Adjustments. All IMPOSITIONS, payments of rentals under the SUBLEASES, operating expenses of the LEASED PREMISES, and the like, shall be pro rated between the PARTIES as of January 1, 2004, and the amount of the ASSIGNMENT PRICE and of the CREDIT shall be adjusted to reflect the amounts pro rated.

Section 4.6. Reversal of Credit. All parties acknowledge and agree that the LENDER shall have the absolute and unconditional right to reverse the application of the CREDIT to the unpaid principal balance of the LOAN and to reinstate the principal balance of the LOAN by an amount equal to the amount of the CREDIT previously applied upon the occurrence of any of the following events: (a) any termination by the LESSOR of the LEASE (or of any of the LESSEE’S rights thereunder) based upon the occurrence of any event, action, or condition occurring prior to the date of the SECOND ASSIGNMENT or as a result of the SECOND ASSIGNMENT; (b) any termination of the LEASE based upon any LEASE DEFAULT relating from or pertaining to any of the events described in paragraphs 21.1.(c), 21.1.(d), 21.1.(e), or 21.1.(f) of the LEASE occurring to the BORROWER or its predecessors-in-interest under the LEASE; (c) any successful challenge by the LESSOR or by any other PERSON of the ASSIGNMENT to the LEASE ASSIGNEE including, without limitation, any challenge or contest based upon the provisions of paragraph 28 of the LEASE; (d) the avoidance, setting aside, or successful challenge of the ASSIGNMENT (or the effectiveness thereof) by the BORROWER, the LESSOR, or by any other PERSON for any reason including, without limitation, any challenges based upon any allegations of lack of consideration, preferential transfers, or fraudulent conveyances; (e) the successful assertion by the LESSOR that the LEASE ASSIGNEE may not exercise any rights to further extend the LEASE as a result of any LEASE DEFAULT attributable to the BORROWER or its predecessors-in-interest or as a result of the FIRST ASSIGNMENT or SECOND ASSIGNMENT; or (f) the failure of any representation or warranty set forth in Section 4.3 or Article 5 to be materially true, accurate and complete.

Section 4.7. First Assignment. The BORROWER agrees to exercise its good faith efforts to obtain either a FIRST ASSIGNMENT in recordable form bearing original signatures or a replacement or confirmatory FIRST ASSIGNMENT in recordable form.

ARTICLE 5.

GENERAL REPRESENTATIONS AND WARRANTIES

To induce the LENDER to enter into this AGREEMENT, the BORROWER makes the representations and warranties set forth in this Article 5. The BORROWER acknowledges the LENDER’S justifiable right to rely upon these representations and warranties.

Section 5.1. Accuracy Of Information. All information submitted by or on behalf of the BORROWER in connection with the LEASE, the OBLIGATIONS, the contemplated ASSIGNMENT, and the other transactions contemplated by this AGREEMENT is true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

Section 5.2. No Litigation. There are no actions, suits, investigations, or proceedings pending against the BORROWER or the COLLATERAL, except as specifically set forth on Exhibit 5.2 attached hereto.

Section 5.3. Authority; Approvals And Consents.

Section 5.3.1. Authority. The BORROWER has the legal authority to enter into this AGREEMENT and to perform, observe and comply with all of the BORROWER’S agreements, covenants, and duties hereunder including, without limitation, the continued borrowings contemplated hereby and the making of the ASSIGNMENT.

Section 5.3.2. Approvals. The execution and delivery by the BORROWER of this AGREEMENT, the performance by the BORROWER of all of its agreements, covenants, and duties hereunder, the continued borrowings contemplated by this AGREEMENT and the ASSIGNMENT, have been duly authorized by all necessary action on the part of the BORROWER and do not and will not: (a) contravene any provision of the organizational documents of the BORROWER; (b) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien upon any of the property of the BORROWER under any agreement, trust deed, indenture, mortgage or other instrument to which the BORROWER is a party or by which the BORROWER or any property of the BORROWER is bound or affected (except for liens created for the benefit of the LENDER); (c) violate or contravene any provision of any LAW; or (d) require any waivers, consents or approvals by any PERSON which waiver, consent or approval has not been duly obtained by the BORROWER.

Section 5.3.3. Consents. Other than the recordation of the FIRST ASSIGNMENT and the SECOND ASSIGNMENT, no approval, consent, filing, recordation, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency is required for the execution and delivery by the BORROWER of this AGREEMENT or for the performance by the BORROWER of all of its agreements, covenants and duties hereunder including, without limitation, the making of the ASSIGNMENT.

Section 5.3.4. Binding Effect of This Agreement. This AGREEMENT has been duly executed and delivered by the BORROWER and is the legal, valid and binding obligation of the BORROWER and is enforceable against the BORROWER in accordance with all stated terms.

Section 5.3.5. Good Standing. The BORROWER is duly organized and in good standing in the Commonwealth of Delaware and is duly qualified to do business and in good standing in the State of Maryland.

ARTICLE 6.

MISCELLANEOUS PROVISIONS

Section 6.1. Obligations Are Unconditional. The payment and performance of the OBLIGATIONS shall be the absolute and unconditional duty and obligation of the BORROWER, and shall be independent of any defense or any rights of set off, recoupment or counterclaim which the BORROWER might otherwise have against the LENDER. The BORROWER shall pay the payments of the OBLIGATIONS required by the terms of the LOAN DOCUMENTS and this AGREEMENT, free of any deductions and without abatement, diminution or set off other than those herein expressly provided. Until such time as the OBLIGATIONS have been fully paid and performed, the BORROWER shall not: (a) suspend or discontinue any payments required by the LOAN DOCUMENTS; or (b) fail to perform and observe any of the BORROWER’S covenants and agreements set forth in this AGREEMENT and in the LOAN DOCUMENTS.

Section 6.2. Notices. Any notice required or permitted by or in connection with this AGREEMENT shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the LENDER or the BORROWER at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the LENDER or the BORROWER. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

If to the LENDER:

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

2 Hopkins Plaza, 5th Floor

Baltimore, Maryland 21201

Attn.: Philip G. Enstice, Senior Vice President

Fax No.: (410) 237-5703

If to the BORROWER:

ENVIRONMENTAL ELEMENTS CORPORATION

3700 Koppers Street

Baltimore, Maryland 21227

Attn.: Lawrence Rychlak, President

Fax No.: (410) 368-6721

Section 6.3. Further Assurances. The BORROWER agrees to execute and deliver to the LENDER such other and further documents as may, from time to time, be reasonably requested by the LENDER in order to execute or enforce the terms and conditions of this AGREEMENT, the SECOND ASSIGNMENT, any of the LOAN DOCUMENTS, or to otherwise effectuate the ASSIGNMENT.

Section 6.4. No Novation; No Refinance. It is the intention of the PARTIES that nothing contained in this AGREEMENT shall be deemed to effect or accomplish or otherwise constitute a novation of any of the obligations or duties owed by the BORROWER to the LENDER or of any of the LOAN

DOCUMENTS or to be a refinance of the LOAN. Nothing contained herein is intended to extinguish, terminate or impair any of the duties or obligations owed by the BORROWER to the LENDER.

Section 6.5. Enforceability. This AGREEMENT shall inure to the benefit of and be enforceable against each of the PARTIES and their respective successors and assigns.

Section 6.6. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This AGREEMENT shall be construed, performed and enforced and its validity and enforceability determined in accordance with the laws of the State of Maryland (excluding conflict of laws principles). The BORROWER consents to the jurisdiction of the courts of the State of Maryland and the jurisdiction of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The BORROWER waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or inconvenience of forum.

Section 6.7. Amendment. This AGREEMENT may be amended only by a writing executed by both of the PARTIES.

Section 6.8. RELEASE. IN ORDER TO INDUCE THE LENDER TO ENTER INTO THIS AGREEMENT, THE BORROWER FOREVER RELEASES AND DISCHARGES THE LENDER AND THE LENDER’S AFFILIATES, PARENT CORPORATION, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH THE BORROWER EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATED IN ANY WAY TO THE LOAN, THE LOAN DOCUMENTS, THIS AGREEMENT, THE ASSIGNMENT, OR THE COLLATERAL FOR THE LOAN OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

Section 6.9. Waiver Of Jury Trial. Each of the PARTIES agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any PARTY, or any successor or assign of any PARTY, on or with respect to this AGREEMENT, the LOAN (or the administration thereof), any of the LOAN DOCUMENTS, or the ASSIGNMENT or which in any way relates, directly or indirectly, to the obligations of any PARTY to any other PARTY, or the dealings of the PARTIES with respect thereto, shall be tried by a court and not by a jury. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

IN WITNESS WHEREOF, the PARTIES have executed this AGREEMENT with the specific intention of creating a document under seal as of the date first above written. This AGREEMENT may be executed and delivered in counterparts. Executed counterparts of this AGREEMENT may be delivered via facsimile.

[Signatures Begin On The Following Page]

Signature Page to Forbearance Agreement – Continued:

WITNESS/ATTEST:	BORROWER:

ENVIRONMENTAL ELEMENTS CORPORATION, A Delaware Corporation

/s/	By:	/s/	(SEAL)

Lawrence Rychlak, President

Date: December 31, 2003

LENDER:

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

	By:	/s/

Philip G. Enstice, Senior Vice President

Date: December 31, 2003

Exhibits

Exhibit 4.3.1(a)	Lease

Exhibit 4.3.1(b)	First Assignment

Exhibit 4.3.1(c)	Lease Supplement

Exhibit 4.3.5	Borrower’s First Election to Renew

Exhibit 4.3.8.(a)	List of Subleases

Exhibit 4.3.8.(b)	Rent Roll

Exhibit 4.4.1	Form of Second Assignment

Exhibit 5.2	Litigation